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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Synergy Pharmaceuticals Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Synergy Pharmaceuticals Inc.
420 Lexington Avenue, Suite 2012
New York, New York 10170
(212) 297-0020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

SYNERGY PHARMACEUTICALS INC.

TO BE HELD ON MONDAY, SEPTEMBER 30, 2013

To the Stockholders of Synergy Pharmaceuticals Inc.:

        The annual meeting of Synergy Pharmaceuticals Inc., a Delaware corporation, will be held on Monday, September 30, 2013, at 10:00 a.m., Eastern Time, at the offices of Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York 10170 for the following purposes:

  1.
  To re-elect (6) current Synergy directors whose terms will continue until the 2014 Annual Meeting of Stockholders;

  2.
  To ratify the appointment by the Audit Committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of Synergy Pharmaceuticals Inc. for its fiscal year ending December 31, 2013; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The Board of Directors of Synergy has fixed August 30, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Synergy annual meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Synergy annual meeting. Only stockholders or their proxy holders and Synergy guests may attend the meeting. A list of stockholders entitled to vote will be kept at the offices of Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York for ten days before the meeting. At the close of business on the record date, Synergy had 90,182,090 shares of common stock outstanding and entitled to vote.

        Whether or not you expect to attend in person, we urge you to vote your shares over the Internet or by signing, dating, and returning a proxy card at your earliest convenience.

        Voting over the Internet is fast and convenient, and your vote is immediately confirmed and tabulated. By using the Internet you help us reduce postage, printing and proxy tabulation costs.

If You Plan to Attend

        Please note that space limitations make it necessary to limit attendance to stockholders. Registration and seating will begin at 9 a.m. Shares of common stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy.

        For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver's license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the meeting. If you do not plan on attending the meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Your vote is very important.

By Order of the Board of Directors,
/s/ GARY S. JACOB Gary S. Jacob, Chief Executive Officer

New York, New York
August 30, 2013

Synergy Pharmaceuticals Inc.
420 Lexington Avenue, Suite 2012
New York, New York 10170
(212) 297-0020

PROXY STATEMENT

General Information

        This proxy statement is furnished to holders of common stock of Synergy Pharmaceuticals Inc., a Delaware corporation ("we, "us," "our," "Synergy" or the "Company"), in connection with the solicitation of proxies by our board of directors for use at our 2013 Annual Meeting of Stockholders to be held at 420 Lexington Avenue, Suite 2012, New York, New York 10170 at 10:00 A.M., Eastern Time, on Monday, September 30, 2013, and at any postponement or adjournment thereof. This proxy statement is being distributed or made available, as the case may be, to stockholders on or about August 30, 2013.

        You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

        Our board of directors is asking you to vote your shares by completing, signing and returning the accompanying proxy card. If you attend the Annual Meeting in person, you may vote at the Annual Meeting even if you have previously returned a proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder as described in more detail below.

ABOUT THE MEETING

What is a proxy?

        A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating Gary S. Jacob, Ph.D., our Chief Executive Officer, and Bernard F. Denoyer, our Senior Vice President, Finance and Secretary, as your proxies for the Annual Meeting and you are authorizing Messrs. Jacob and Denoyer to vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

What is a proxy statement?

        A proxy statement is a document that we are required by regulations of the Securities and Exchange Commission, or "SEC ," to give you when we ask you to sign a proxy card designating Messrs. Jacob and Denoyer as proxies to vote on your behalf.

What is in this proxy statement?

        This proxy statement describes the proposals on which we would like you, as a stockholder, to vote at the Annual Meeting. It gives you information on the proposals, as well as other information about us, so that you can make an informed decision.

        At the Annual Meeting, stockholders will act upon the following matters referred to in the attached notice of annual meeting and described in detail in this proxy statement:

  (1)
  the re-election of (6) current directors whose terms will continue until the 2014 Annual Meeting of Stockholders; and

  (2)
  the ratification of the appointment by the Audit Committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of Synergy for the fiscal year ending December 31, 2013;

        In addition, management will report on our current business operations and respond to appropriate questions from stockholders.

Who is entitled to vote at the Annual Meeting?

        Only stockholders of record at the close of business on August 30, 2013, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. These shares include those (1) held directly in your name as the stockholder of record and (2) held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some important distinctions between shares held of record and those owned beneficially.

  •
  Stockholder of Record—If your shares are registered directly in your name with our transfer agent, Philadelphia Stock Transfer, Inc., you are considered the stockholder of record with respect to these shares. As the stockholder of record, you have the right with respect to these shares to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

  •
  Beneficial Owner—If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner of these shares, you have the right to direct your broker or nominee on how to vote these shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use. If you wish to attend the Annual Meeting and vote in person shares held in street name, please contact your broker or nominee so that you can receive a legal proxy to present at the Annual Meeting.

What does it mean if I receive more than one proxy card?

        It means that you have multiple accounts at our transfer agent or with your broker, bank or other nominee. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, in the future it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

What constitutes a quorum?

        Our bylaws provide that the presence, in person or by proxy, at the Annual Meeting of the holders of a majority of outstanding shares of our common stock will constitute a quorum for the transaction of business. On the record date, there were 90,182,090 shares of our common stock issued and outstanding.

        For the purpose of determining the presence of a quorum, proxies marked "withhold authority" or "abstain" will be counted as present. Shares represented by proxies that include so-called broker non-votes, as described in greater detail below, also will be counted as shares present for purposes of establishing a quorum.

What are Abstentions?

        An "abstention" occurs when a stockholder sends in a proxy marked "ABSTAIN" regarding a particular proposal. For purposes of establishing a quorum, shares that stockholders abstain from voting in person and shares covered by proxies received but marked "ABSTAIN" as to any or all proposals count as present at the Annual Meeting.

        Abstentions will have no effect on the outcome of the vote regarding Proposal 1 but will have the same effect as a vote "AGAINST" Proposal 2.

What is a broker non-vote?

        A broker non-vote occurs if you hold shares in "street name" and do not provide voting instructions to your broker on a proposal and your broker does not have the discretionary authority to vote on such proposal. A broker is entitled to vote shares held for a beneficial holder on routine matters, such as Proposal 2 (the ratification of the appointment of BDO USA, LLP as our independent registered public accountants for 2013), without instructions from the beneficial holder of those shares. On the other hand, absent instructions from the beneficial holders of such shares, a broker will not be entitled to vote shares held for a beneficial holder on certain non-routine items, such as Proposal 1 (the election of directors). It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to Proposal 1 (the election of the six director nominees listed herein) are counted.

What are the voting rights of the holders of Synergy common stock?

        Each share of our common stock entitles the holder to one vote on all matters to come before the Annual Meeting. The following voting rights are associated with respect to the proposals:

  •
  As to Proposal 1 regarding the election of directors, you may vote "FOR" or "WITHHOLD" with respect to all or any of the nominees.

  •
  As to Proposal 2 regarding the ratification of the appointment by the Audit Committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of Synergy for the fiscal year ending December 31, 2013, you may vote "FOR," "AGAINST" or "ABSTAIN." If you elect to abstain, it will have no effect on the outcome of the vote on this proposal.

How will my shares be voted if I am a stockholder of record?

        If you are a stockholder of record and do not vote via the Internet or by returning a signed proxy card, your shares will not be voted unless you attend the Annual Meeting and vote your shares in person.

        If you vote via the Internet and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of our board of directors. Similarly, if you sign and submit your proxy card or voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of our board of directors.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

        If you are a beneficial owner and do not vote via the Internet or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called routine matters where your broker has discretionary voting authority over your shares. Brokers will have no such discretionary authority to vote on any of the proposals, because such proposals are not considered routine matters.

        We encourage you to provide instructions to your brokerage firm by returning your voting instruction card. This ensures that your shares will be voted at the Annual Meeting with respect to all of the proposals described in this proxy statement.

What happens if a director nominee is unable to stand for election?

        Our board of directors may reduce the number of nominees or select a substitute nominee. In the latter case, if you have completed, signed and returned your proxy card, Messrs. Jacob and Denoyer can vote your shares for a substitute nominee. They cannot vote for more than one nominee.

Is my vote kept confidential?

        Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.

What vote is required for the proposals?

        The following votes are required with respect to the proposals:

  •
  As to Proposal 1 regarding the election of directors, the six nominees receiving the greatest number of affirmative votes cast, known as a "plurality vote," will be elected.

  •
  As to Proposal 2 regarding the ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of Synergy for the fiscal year ending December 31, 2013, the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required.

An automated system administered by our transfer agent will tabulate votes cast by proxy at the Annual Meeting, and the inspector of elections for the Annual Meeting will tabulate votes cast in person at the Annual Meeting.

What are the board's recommendations?

        The recommendations of our board of directors are set forth together with the description of each proposal in this proxy statement. In summary, our board of directors recommends a vote:

  •
  "FOR" election of the directors named in this proxy statement as described in Proposal 1; and

  •
  "FOR" approval of BDO USA, LLP as the independent registered public accounting firm of Synergy for the fiscal year ending December 31, 2013 as described in Proposal 2;

How can I attend the Annual Meeting?

        You may attend the Annual Meeting if you are listed as a stockholder of record as of August 30, 2013 and bring proof of your identity. If you hold your shares in street name through a broker or other nominee, you will need to provide proof that you are the beneficial owner of the shares by bringing either a copy of a brokerage statement showing your share ownership as of August 30, 2013, or a legal proxy if you wish to vote your shares in person at the Annual Meeting. In addition to the items mentioned above, you should bring proof of your identity.

How can I vote my shares in person at the Annual Meeting?

        Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring proof of your identity to the Annual Meeting. Shares held in street name beneficially owned may be voted by you if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of your identity. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted if you are unable or decide not to attend the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described below.

How can I vote my shares without attending the Annual Meeting?

        Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the summary instructions below, and if you request printed proxy materials, the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee.

  •
  By Internet—If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

  •
  By Mail—You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States.

Can I change my vote or revoke my proxy?

        You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly as the stockholder of record, you may accomplish this by granting another proxy that is properly signed and bears a later date, by sending a properly signed written notice to our Corporate Secretary or by attending the Annual Meeting and voting in person. To revoke a proxy previously submitted through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described above. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee. All written notices should be addressed as follows: Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York 10170, Attention: Corporate Secretary.

Where can I find the voting results of the Annual Meeting?

        We will announce preliminary voting results at the Annual Meeting. We will publish final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

 PROPOSAL 1

ELECTION OF DIRECTORS

        Synergy's By-laws currently specify that the number of directors shall consist of one or more members, the exact number of which shall initially be fixed from time to time by the Board of Directors (the "Board"). Synergy's Board currently consists of seven (7) persons and six (6) of them have been nominated by Synergy to stand for re-election. Each director is elected or nominated to the Board until the following annual meeting of stockholders and until his successor has been elected and qualified or until the director's earlier resignation or removal.

        The Board based on the recommendation of the Nominating and Corporate Governance Committee has nominated Gary S. Jacob, Melvin K. Spigelman, John P. Brancaccio, Thomas H. Adams, Christopher McGuigan and Alan F. Joslyn for election as directors of Synergy. Gabriele M. Cerrone has informed the Nominating and Corporate Governance Committee that he does not wish to stand for reelection as a director at the Annual Meeting. To fill this vacancy in the open directorship, the Nominating and Corporate Governance Committee will begin a search for a new director candidate in the near future. The Board also intends on nominating Gary S. Jacob to serve as Chairman of the Board if he is re-elected as a director. All of the nominees are existing directors of Synergy and each of the nominees has consented to being named as a nominee for director of Synergy and has agreed to serve if elected.

        Set forth below are the nominees to be elected to serve until the 2014 annual meeting of stockholders or until their respective successors have been duly elected and qualified.

        To be elected as a director, each nominee must receive a plurality of the votes cast by the holders of our common stock.

        Should any nominee become unable or unwilling to accept election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person our board of directors may nominate or designate. Each nominee has expressed his or her intention to serve as a director if elected.

Information with Respect to Director Nominees

        Listed below are the current directors who are nominated to hold until their successors are elected and qualified.

Name	Age	Position
Gary S. Jacob	66	President, Chief Executive Officer and Director
Melvin K. Spigelman	63	Director
John P. Brancaccio	65	Director
Thomas H. Adams	69	Director
Christopher McGuigan	53	Director
Alan F. Joslyn	53	Director

        Gary S. Jacob, Ph.D. has served as our President, Chief Executive Officer and a Director since July 2008 and as Chairman of Synergy DE from October 2003 until July 2008. Dr. Jacob served as Chief Executive Officer of Callisto Pharmaceuticals, Inc. from May 2003 until January 2013 and a director from October 2004 until January 2013. Dr. Jacob currently serves as a director of Trovagene, Inc., a diagnostics company. Dr. Jacob served as Chief Scientific Officer of Synergy DE from 1999 to 2003. Dr. Jacob has over twenty-five years of experience in the pharmaceutical and biotechnology industries across multiple disciplines including research & development, operations and business development. Prior to 1999, Dr. Jacob served as a Monsanto Science Fellow, specializing in the field of glycobiology, and from 1997 to 1998 was Director of Functional Genomics, Corporate Science & Technology, at Monsanto Company. Dr. Jacob also served from 1990 to 1997 as Director of Glycobiology at G.D. Searle Pharmaceuticals Inc. During the period of 1986 to 1990, he was Manager of the G.D. Searle Glycobiology Group at Oxford University, England. Dr. Jacob's broad management expertise in the pharmaceutical and biotechnology industries provides relevant experience in a number of strategic and operational areas and led to the Board's conclusion that he should serve as a director of our company.

        Melvin K. Spigelman, M.D. has served as a director of our company since August 2008. Since January 2009, Dr. Spigelman has served as President and CEO and from June 2003 to December 2008 as Director of Research and Development for the Global Alliance for TB Drug Development, a non-profit organization which seeks to accelerate the discovery and development of faster-acting and affordable drugs to fight tuberculosis. Dr. Spigelman was President of Hudson-Douglas Ltd, a consulting company, from June 2001 to June 2003. From 2000 to 2001, Dr. Spigelman served as a Vice President, Global Clinical Centers at Knoll Pharmaceuticals, a pharmaceutical unit of BASF Pharma, and from 1992 to 2000, Dr. Spigelman was the Vice President of Research and Development at Knoll. Dr. Spigelman has been a director of The Medicines Company since September 2005. Dr. Spigelman received a B.A. in engineering from Brown University and an M.D. from The Mount Sinai School of Medicine. Dr. Spigelman's expertise in drug development and management qualifies him to serve as a director of our company.

        John P. Brancaccio, a retired CPA, has served as a director of our company since July 2008. Since April 2004, Mr. Brancaccio has been the Chief Financial Officer of Accelerated Technologies, Inc., an incubator for medical device companies. From May 2002 until March 2004, Mr. Brancaccio was the Chief Financial Officer of Memory Pharmaceuticals Corp., a biotechnology company. From 2000 to 2002, Mr. Brancaccio was the Chief Financial Officer/Chief Operating Officer of Eline Group, an entertainment and media company. Mr. Brancaccio is currently a director of Tamir Biotechnology Inc. as well as a director of Trovagene, Inc. Mr. Brancaccio's chief financial officer experience provides him with valuable financial and accounting expertise which the Board believes qualifies him to serve as a director of our company.

        Thomas H. Adams, Ph.D. has served as a director of our company since July 2008. Since June 2005, Dr. Adams has served as a director of IRIS International, Inc., a diagnostics company, and as Chief Technology Officer of IRIS from April 2006 until November 2012 when it was acquired by Danaher Corporation. Dr. Adams served as Chairman and Chief Executive Officer of Leucadia Technologies, a privately held medical-device company, from 1998 to April 2006, when Leucadia was acquired by IRIS. In 1989, Dr. Adams founded Genta, Inc., a publicly held biotechnology company in the field of antisense technology, and served as its Chief Executive Officer until 1997. Dr. Adams founded Gen-Probe, Inc. in 1984 and served as its Chief Executive Officer and Chairman until its acquisition by Chugai Biopharmaceuticals, Inc. in 1989. Before founding Gen-Probe, Dr. Adams held management positions at Technicon Instruments and the Hyland Division of Baxter Travenol. He has significant public-company experience serving as a director of Biosite Diagnostics, Inc., a publicly held medical research firm, from 1989 to 1998 and as a director of Invitrogen, a publicly held company that develops, manufactures and markets research tools and products, from 2000 to 2002. Dr. Adams currently serves as a director of Xifin, Inc., a private lab billing company and Chairman of the Board of Trovagene, Inc. Dr. Adams holds a Ph.D. in Biochemistry from the University of California, at Riverside. Dr. Adam's executive leadership, particularly in the healthcare field, and the extensive healthcare expertise he has developed qualifies Dr. Adams to serve as a director of our company.

        Christopher McGuigan, M.Sc., Ph.D. has served as a director of our company since July 2008. Since 1995, Dr. McGuigan has been Professor of Medicinal Chemistry, Welsh School of Pharmacy, Cardiff University, UK. He is also Deputy Pro Vice-Chancellor Cardiff University, with responsibility for research. Dr. McGuigan is immediate past president of the International Society for Antiviral Research. Dr. McGuigan has over 200 publications and 20 patents. Dr. McGuigan has Chairman of Departmental

Research Committee and Director of Research, Head of Medicinal Chemistry. Dr. McGuigan currently serves as a director of Trovagene, Inc. Dr. McGuigan experience in developing new drug agents from discovery to human clinical trials qualifies him to serve as a director of our company.

        Alan F. Joslyn, Ph.D. has served as a director of our company since October 2009. Since August 2011, Dr. Joslyn has been a drug development consultant to Sentinella Pharmaceuticals. From August 2009 to August 2011 Dr. Joslyn served as the Chief Executive Officer of Edusa Pharmaceuticals, a privately held biotechnology company. From 2007 to 2009, Dr. Joslyn served as President and Chief Executive Officer of Mt. Cook Pharma and as Senior Vice President of Research & Development at Penwest Pharmaceuticals from 2004 to 2007. From 1995 to 2004, Dr. Joslyn held a number of leadership positions within Johnson & Johnson focusing on development of gastroenterology products including Propulsid®, Motilium®, Aciphex® and prucalopride. Dr. Joslyn received his B.S. in medicinal chemistry, B.A. in biology and Ph.D. in biochemical pharmacology from the State University of New York at Buffalo. Dr. Joslyn's extensive expertise in gastroenterology and product development qualifies Dr. Joslyn to serve as a director of our company.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL 1.

Board Leadership Structure and Board's Role in Risk Oversight

        Since July 2008, we have separated the roles of Chairman of the Board and Chief Executive Officer. Although the separation of roles has been appropriate for us during that time period, in the view of the board of directors, the advisability of the separation of these roles depends upon the specific circumstances and dynamics of our leadership. As a result of Mr. Cerrone's decision not to stand for re-election as a director at the Annual Meeting, the board of directors believes that Synergy will be well-served by the combined Chief Executive Officer and Chairman leadership structure.

        The board of directors, as a unified body and through committee participation, organizes the execution of its monitoring and oversight roles and does not expect its Chairman to organize those functions. The board of directors has four standing committees—Audit, Compensation, Corporate Governance/Nominating and External Communication Oversight. The membership of each of the board committees is comprised of independent directors, with each of the committees having a separate chairman, each of whom is an independent director. Our non-management members of the board of directors meet in executive session at each board meeting.

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks the company faces, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        The board of directors recognizes that different leadership models may, depending upon individual circumstances, work for other companies and may be appropriate for Synergy under different circumstances. The board of directors believes that Synergy will be greatly benefited from having a single person setting the tone and direction for Synergy and having primary responsibility for managing its operations, while allowing the board of directors to carry out its oversight responsibilities with the full involvement of each independent director. Our CEO communicates frequently with members of the board to discuss strategy and challenges facing the company. Senior management usually attends our regular quarterly board meetings and is available to address any questions or concerns raised by the board of directors on risk management-related and any other matters. Each quarter, the board of directors receives presentations from senior management on matters involving our areas of operations.

Information Regarding the Board of Directors and Corporate Governance

Directorships

        Except as otherwise reported above, none of our directors held directorships in other reporting companies and registered investment companies at any time during the past five years.

Family Relationships

        There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer.

Involvement in Certain Legal Proceedings

        To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

  •
  convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

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  subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

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  found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

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  the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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  the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

        There are no material proceedings to which any director of the Company is a party adverse to the Company or has a material interest adverse to the Company.

Board Responsibilities and Structure

        The Board oversees, counsels, and directs management in the long-term interest of Synergy and its shareholders. The Board's responsibilities include establishing broad corporate policies and reviewing the overall performance of Synergy. The Board is not, however, involved in the operating details on a day-to-day basis.

Board Committees and Charters

        The following table identifies the independent and non-independent current Board and Committee members:

Name	Independent	Audit	Compensation	Nominating	External Communication Oversight
Gary S. Jacob
Melvin K. Spigelman	☒	☒	☒		☒
John P. Brancaccio	☒	☒	☒	☒
Thomas H. Adams	☒		☒	☒
Christopher McGuigan	☒	☒		☒
Alan F. Joslyn					☒

Meetings of the Board of Directors and Committees

        During the fiscal year ended December 31, 2012, our Board held a total of 6 regularly scheduled and special meetings, the Audit Committee held 4 meetings, the Compensation Committee held 3 meetings and the Nominating and Corporate Governance Committee held 0 meetings. None of our incumbent directors attended less than 100% of the Board or committee meetings. Only Gary S. Jacob attended our 2012 Annual Meeting of Shareholders.

Policy Regarding Attendance at Annual Meetings of Stockholders

        Synergy does not have a policy with regard to board members' attendance at annual meetings.

Director Independence

        Synergy's Board has determined that a majority of the board consists of members that are currently "independent" as that term is defined under current listing standards of NASDAQ.

Audit Committee

        The Audit Committee's responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent registered public accountants, (ii) appointing, replacing and discharging the independent auditors, (iii) pre-approving the professional services provided by the independent auditors, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditors, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent auditors. The Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the SEC.

        The Audit Committee currently consists of John P. Brancaccio, chairman of the Audit Committee, Christopher McGuigan and Melvin K. Spigelman. Our board of directors has determined that each of Mr. Brancaccio, Dr. McGuigan and Dr. Spigelman is "independent" as that term is defined under applicable SEC and NASDAQ rules. Mr. Brancaccio is our audit committee financial expert. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee which is available on our website at www.synergypharma.com.

        Compensation Committee The Compensation Committee has responsibility for assisting the board of directors in, among other things, evaluating and making recommendations regarding the compensation of the executive officers and directors of our company; assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy; producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC; periodically evaluating the terms and administration of our incentive plans and benefit programs, and monitoring of compliance with the legal prohibition on loans to our directors and executive officers.

        The Compensation Committee currently consists of Thomas H. Adams, chairman of the Compensation Committee, Melvin K. Spigelman and John P. Brancaccio. Our board of directors has determined that all of the members are "independent" under the current listing standards of NASDAQ. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee which is available on our web site at www.synergypharma.com.

Compensation Committee Interlocks and Insider Participation

        None of the members of our compensation committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Corporate Governance/Nominating Committee

        The Corporate Governance/Nominating Committee has responsibility for assisting the board of directors in, among other things, effecting board organization, membership and function including identifying qualified board nominees; effecting the organization, membership and function of board committees including composition and recommendation of qualified candidates; establishment of and subsequent periodic evaluation of successor planning for the chief executive officer and other executive officers; development and evaluation of criteria for Board membership such as overall qualifications, term limits, age limits and independence; and oversight of compliance with the Corporate Governance Guidelines. The Corporate Governance/Nominating Committee shall identify and evaluate the qualifications of all candidates for nomination for election as directors. Potential nominees are identified by the Board of Directors based on the criteria, skills and qualifications that have been recognized by the Corporate Governance/Nominating Committee. While our nomination and corporate governance policy does not prescribe specific diversity standards, the Corporate Governance/Nominating Committee and its independent members seek to identify nominees that have a variety of perspectives, professional experience, education, differences in viewpoints and skills, and personal qualities that will result in a well-rounded Board of Directors.

        The Corporate Governance/Nominating Committee currently consists of John Brancaccio, chairman of the Corporate Governance/Nominating Committee, Thomas Adams and Christopher McGuigan. The Board of Directors has determined that all of the members are "independent" under the current listing standards of NASDAQ. The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee. A copy of this charter is available at our web site www.synergypharma.com.

External Communication Oversight Committee

        The External Communication Oversight Committee (ECOC) has responsibility for (a) establishing, monitoring and reviewing our communication policy, inclusive of communications with shareholders, brokers and analysts, investment banks, and the public, (b) review and advise on new information initiatives, inclusive of formulating key messages, press releases, fact sheets and other digital and print communications related to us, (c) monitor and ensure the accuracy and consistency of all communications platforms related to us, (d) identify and recommend consultancy groups to assist management with promoting us, to relevant groups, (e) assist management in executing the strategies and policies formulated by ECOC, and (f) regularly review and make recommendations to the Board of Directors about composition and charter of the ECOC.

        The External Communication Oversight Committee currently consists of Melvin Spigelman, chairman of the External Communication Oversight Committee and Alan Joslyn.

Code of Business Conduct and Ethics

        We have adopted a formal Code of Business Conduct and Ethics applicable to all Board members, executive officers and employees. A copy of that code is available on our corporate website at http://www.synergypharma.com. A copy of our Code of Business Conduct and Ethics will also be provided free of charge upon request to: Secretary, Synergy Pharmaceuticals Inc. 420 Lexington Avenue, Suite 2012, New York, NY 10170.

Stockholder Communications

        Synergy does not have a formal procedure for stockholder communication with its Board of Directors. Stockholders who wish to contact an individual director, the Board of Directors, or a committee of the Board of Directors should send their correspondence to Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York 10159, Attention: Board of Directors. Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. Synergy will initially receive and process communications before forwarding them to the addressee. Synergy generally will not forward to its directors a stockholder communication that it determines to be primarily commercial in nature or may be abusive, threatening or otherwise inappropriate.

Additional Information for Submission of Nominations for Director

        Our By-laws require that a stockholder who wishes to nominate an individual for election as a director at our Annual Meeting of Stockholders must give us advance written notice not less than 60 days prior to the anniversary date of the prior year's Annual Meeting of Stockholders and not more than 90 days prior to the anniversary date of the prior year's Annual Meeting of Stockholders, and must be a stockholder of record on the date of the giving of the required notice and on the record date for the determination of stockholders entitled to vote at that meeting.

        The stockholder's notice must provide as to each person whom the stockholder proposes to nominate for election as a director:

  •
  the name, age, business address and residence address of the person;

  •
  the principal occupation or employment of the person;

  •
  the class or series and number of shares of our capital stock that are owned beneficially or of record by the person; and

  •
  any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

        In addition, as to the stockholder giving the notice, the stockholder must indicate:

  •
  the name and record address of such stockholder;

  •
  the class or series and number of shares of our capital stock that are owned beneficially or of record by such stockholder;

  •
  a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names and addresses) pursuant to which the nominations(s) are to be made by such stockholder;

  •
  a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

  •
  any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

        This notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. All notices must be delivered or mailed to the Secretary, Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York 10170.

Director Compensation Table for 2012

        The following table sets forth summary information concerning the total compensation earned by our non-employee directors in 2012 for services to our company.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (6)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Melvin K. Spigelman(1)	46,625	—	58,169	—	—	—	104,794
John P. Brancaccio(2)	57,125	—	97,471	—	—	—	154,596
Thomas H. Adams(3)	46,125	—	67,629	—	—	—	113,754
Christopher McGuigan(4)	43,750	—	70,756	—	—	—	114,506
Alan Joslyn(5)	34,500	—	54,719	—	—	—	89,219

(1)
As of December 31, 2012, 212,590 stock options were outstanding, of which 179,336 were exercisable.

(2)
As of December 31, 2012, 173,442 stock options were outstanding, of which 138,188 were exercisable.

(3)
As of December 31, 2012, 151,996 stock options were outstanding, of which 119,992 were exercisable.

(4)
As of December 31, 2012, 154,405 stock options were outstanding, of which 121,901 were exercisable.

(5)
As of December 31, 2012, 108,003 stock options were outstanding, of which 60,249 were exercisable.

(6)
The amounts in the "Option Awards" column reflect the aggregate grant date fair value of stock options granted during the year computed in accordance with the provisions of FASB ASC Topic 718. The assumptions used in calculating these amounts are incorporated by reference to Note 4 to the financial statements in our annual report on Form 10-K filed with the SEC on March 18, 2013.

Information about Executive Officers

        The following table sets forth certain information regarding our executive officers. as of August 30, 2013:

Name	Age	Position
Gary S. Jacob	66	President, Chief Executive Officer and Director
Kunwar Shailubhai	55	Chief Scientific Officer
Bernard F. Denoyer	66	Senior Vice President, Finance, Secretary

        Gary S. Jacob, Ph.D. has served as our President, Chief Executive Officer and a Director since July 2008 and as Chairman of Synergy DE from October 2003 until July 2008. Dr. Jacob served as Chief Executive Officer of Callisto Pharmaceuticals, Inc. from May 2003 until January 2013 and a director from October 2004 until January 2013. Dr. Jacob currently serves as a director of Trovagene, Inc., a diagnostics company. Dr. Jacob served as Chief Scientific Officer of Synergy DE from 1999 to 2003. Dr. Jacob has over twenty-five years of experience in the pharmaceutical and biotechnology industries across multiple disciplines including research & development, operations and business development. Prior to 1999, Dr. Jacob served as a Monsanto Science Fellow, specializing in the field of glycobiology, and from 1997 to 1998 was Director of Functional Genomics, Corporate Science & Technology, at Monsanto Company. Dr. Jacob also served from 1990 to 1997 as Director of Glycobiology at G.D. Searle Pharmaceuticals Inc. During the period of 1986 to 1990, he was Manager of the G.D. Searle Glycobiology Group at Oxford University, England.

        Kunwar Shailubhai, Ph.D., has served as our Chief Scientific Officer since July 2008. From March 2004 until July 2008 he served as Senior Vice President, Drug Discovery, of Synergy DE. From May 2003 until March 2004, Dr. Shailubhai served as Executive Vice President, Research and Development of Synergy DE. From 2001 to April 2003, Dr. Shailubhai held the position of Vice President, Drug Discovery at Synergy DE where he was chiefly responsible for the preclinical development of our GC-C agonist program for drugs to treat colon cancer and GI inflammation. Between 1993 and 2000, he was with Monsanto Company, serving as Group Leader of the cancer chemoprevention group. Dr. Shailubhai previously served as a Senior Staff Fellow at the National Institutes of Health, and as an Assistant Professor at the University of Maryland. Dr. Shailubhai received his Ph.D. in microbiology in 1984 from the University of Baroda, India, and his M.B.A. in 2001 from the University of Missouri, St. Louis.

        Bernard F. Denoyer has served as our Senior Vice President, Finance and Secretary since July 2008. From December 2007 until January 2013, Mr. Denoyer served as Senior Vice President, Finance and Secretary of Callisto Pharmaceuticals, Inc. and from January 2004 to November 2007 Mr. Denoyer served as Callisto's Vice President, Finance and Secretary. From October 2000 to December 2003, Mr. Denoyer was an independent consultant providing interim CFO and other services to emerging technology companies, including Callisto and certain portfolio companies of Marsh & McLennan Capital, LLC. From October 1994 until September 2000, Mr. Denoyer served as Chief Financial Officer and Senior Vice President at META Group, Inc., a public information technology research company, where he was instrumental in their 1995 IPO. From 1990 to 1993 he served as Vice President Finance of Environetics, Inc., a pharmaceutical water diagnostic test business, acquired by IDEXX Laboratories, Inc.

 EXECUTIVE COMPENSATION

Compensation Committee Report

        Under the rules of the SEC, this Compensation Committee Report is not deemed to be incorporated by reference by any general statement incorporating this Annual Report by reference into any filings with the SEC.

        The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in this Annual Report on Form 10-K.

    Submitted by the Compensation Committee
    Thomas Adams, Chairman
    John P. Brancaccio
    Melvin K. Spigelman

Compensation Discussion and Analysis

Overview

        We compete with many other biotechnology companies in seeking to attract and retain a skilled work force. To meet this challenge, we have developed our compensation structure to enable our management to make decisions regarding our compensation programs, to manage these programs, and to effectively communicate the goals of these programs to our employees and stockholders.

        Our compensation philosophy is to offer our employees compensation and benefits that are competitive and that meet our goals of attracting, retaining and motivating highly skilled employees so that we can achieve our financial and strategic objectives.

        Utilizing this philosophy, our compensation programs are designed to:

  •
  be "market-based" and reflect the competitive environment for personnel;

  •
  stress our "pay for performance" approach to managing pay levels;

  •
  share risks and rewards with employees at all levels;

  •
  be affordable, within the context of our operating expense model;

  •
  align the interests of our employees with those of our stockholders;

  •
  reflect our values; and

  •
  be fairly and equitably administered.

        In addition, as we administer our compensation programs, we plan to:

  •
  evolve and modify our programs to reflect the competitive environment and our changing business needs;

  •
  focus on simplicity, flexibility and choice wherever possible;

  •
  openly communicate the details of our programs with our employees and managers to ensure that our programs and their goals are understood; and

  •
  provide our managers and employees with the tools they need to administer our compensation programs.

Elements of Our Compensation Program

        As a total rewards package, we design our compensation program to enable us to attract and retain talented personnel. The individual elements of our compensation program serve to satisfy this larger goal in specific ways as described below.

        We design base pay to provide the essential reward for an employee's work, and is required to be competitive in attracting talent. Once base pay levels are initially determined, increases in base pay are provided to recognize an employee's specific performance achievements. Consistent with our compensation philosophy, we implement a "pay for performance" approach that provides higher levels of compensation to individual employees whose results merit greater rewards. Our managers typically make performance assessments throughout the year, and provide ongoing feedback to employees, provide resources and maximize individual and team performance levels.

        We design equity-based compensation, including stock options, to ensure that we have the ability to retain talent over a longer period of time, and to provide optionees with a form of reward that aligns their interests with those of our stockholders.

        We also utilize various forms of variable compensation, including cash bonuses that allow us to remain competitive with other companies while providing upside potential to those employees who achieve outstanding results.

        Core benefits, such as our basic health benefits, are designed to provide a stable array of support to employees and their families.

        The four key elements of our compensation structure are:

  •
  base pay;

  •
  variable pay;

  •
  equity-based pay; and

  •
  benefits.

        Consistent with our compensation philosophy, we have structured each element of our rewards package as follows:

  Base Pay

        We create a set of base pay structures that are both affordable and competitive in relation to the market. We continuously monitor base pay levels within the market and make adjustments to our structures as needed. In general, an employee's base pay level should reflect the employee's overall sustained performance level and contribution to our company over time. We seek to structure the base pay for our top performers to be aggressive in relation to the market.

        Our base pay structure originated as an outgrowth of the base pay already in effect for key Callisto Pharmaceuticals' employees who transferred to Synergy Pharmaceuticals at the time it was separated from Callisto Pharmaceuticals in July, 2008. The personnel involved in this process include all of the present top management positions within Synergy—Chairman, Mr. Gabriele Cerrone; CEO, Dr. Gary S. Jacob; Senior Vice President of Finance, Mr. Bernard Denoyer; and Chief Scientific Officer, Dr. Kunwar Shailubhai. Our Compensation Committee also used information made available to us by one of our board members. This information includes an independent Executive Compensation Assessment report prepared in March 2006 by Buck Consultants, an ACS company which provided useful comparative data for analyzing how our base pay compared with other peer companies, recognizing that the comparison of base pay needed to take into account an adjustment for the 2006 data collected for that report. Our comparison was based on a list of sixteen peer public biotechnology companies with market capitalizations ranging from $59.8 million to $403.6 million. These companies consisted of the following comparable biotechnology companies: Acusphere, Inc., Barrier Therapueutics, Inc., Corgentech Inc., Dendreon Corp., Emisphere Technologies, Inc., EpIX Pharmaceuticals, Inc., Favrille, Inc., Genta, Inc., Insmed, Inc., Isis Pharmaceuticals, Inc., Kosan Biosciences, Inc. Neurogen Corporation, Praecis Pharmaceuticals, Inc., Rigel Pharmaceuticals, Inc., Sirna Therapeutics, Inc., and Vion Pharmaceuticals, Inc.

        The independent Executive Compensation Assessment report that was used by the Compensation Committee for its analysis of internal compensation was prepared on March 16, 2006. Cash compensation data contained in the report had a common effective date of July 1, 2006. The Compensation Committee computed an adjustment to the data to bring it to "present day" using a 4.1% annual update factor. The "present day" data were then used for the subsequent comparative analyses of executive compensation for our management.

        Based on data from the Executive Compensation Assessment report, the Compensation Committee was able to compare the overall compensation for the top management positions described above. This included the following compensation variables: 1) Base Salary or consulting fees, 2) Target Incentive (% of Salary or consulting fee), 3) Target Incentive ($), 4) Total Cash Compensation, 5) Long-term Incentives, and 6) Total Direct Compensation. The Compensation Committee chose to use the aggregate of the compensation variables for each management position that the comparative analysis was performed on. Using the data from the independent Executive Compensation Assessment report that covered the compensation variables, our Compensation Committee was able to compare those data with the overall compensation for our members of top management. This included separate analyses for: Chairman, CEO, Senior VP of Finance and Chief Scientific Officer, respectively. The analyses were guided by the principle that the Compensation Committee would position our compensation levels to be at or below the 50th percentile relative to the compensation levels in the "peer group". Analyses showed this to be the case for all five members of the management team.

        All of our named executive officers were found to have overall compensation levels below those of the peer group.

  Variable Pay

        We design our variable pay programs to be both affordable and competitive in relation to the market. We monitor the market and adjust our variable pay programs as needed. Our variable pay programs, such as our bonus program, are designed to motivate employees to achieve overall goals. Our programs are designed to avoid entitlements, to align actual payouts with the actual results achieved and to be easy to understand and administer.

  Equity-Based Rewards

        We design our equity programs to be both affordable and competitive in relation to the market. We monitor the market and applicable accounting, corporate, securities and tax laws and regulations and adjust our equity programs as needed. Stock options and other forms of equity compensation are designed to reflect and reward a high level of sustained individual performance over time. We design our equity programs to align employees' interests with those of our stockholders.

  Benefits Programs

        We design our benefits programs to be both affordable and competitive in relation to the market while conforming with local laws and practices. We monitor the market, local laws and practices and adjust our benefits programs as needed. We design our benefits programs to provide an element of core benefits, and to the extent possible, offer options for additional benefits, be tax-effective for employees in each country and balance costs and cost sharing between us and our employees.

        Our stock options typically have annual vesting over a three-year period and a term of ten years, in order to encourage a long-term perspective and to encourage key employees to remain with us. We also use performance based vesting in our option grants. Generally, vesting and exercise rights cease upon termination of employment. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Timing of Equity Awards

        Only the Compensation Committee may approve stock option grants to our executive officers. Stock options are generally granted at predetermined meetings of the Compensation Committee. On limited occasions, grants may occur upon unanimous written consent of the Compensation Committee, which occurs primarily for the purpose of approving a compensation package for newly hired or promoted executive. The exercise price of a newly granted option is the closing price of our common stock on the date of grant.

Executive Equity Ownership

        We encourage our executives to hold a significant equity interest in our company. However, we do not have specific share retention and ownership guidelines for our executives.

Performance-Based Compensation and Financial Restatement

        We have not considered or implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executives and other employees where such payments were predicated upon the achievement of certain financial results that were subsequently the subject of a financial restatement.

Severance and Change in Control Arrangements

        Several of our executives have employment and other agreements which provide for severance payment arrangements and/or acceleration of stock option vesting that would be triggered by an acquisition or other change in control of our company. See "—Employment Agreements Control Arrangements" below for a description of the severance and change in control arrangements for our named executive officers.

Effect of Accounting and Tax Treatment on Compensation Decisions

        In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives.

        Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and each of our next four most highly compensated executive officers, unless certain specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. We believe that grants of equity awards under our existing stock plans qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with such awards. In general, we have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, we monitor whether it might be in our interests to structure our compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and therefore our compensation committee has not adopted a policy requiring all compensation to be deductible. Our compensation committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

Role of Executives in Executive Compensation Decisions

        Our board of directors and our Compensation Committee generally seek input from our Chief Executive Officer, Gary S. Jacob, when discussing the performance of, and compensation levels for executives other than himself. The Compensation Committee also works with Dr. Jacob and our Senior Vice President, Finance evaluating the financial, accounting, tax and retention implications of our various compensation programs. Neither Dr. Jacob nor any of our other executives participates in deliberations relating to his or her compensation.

Chief Executive Officer Compensation for Fiscal Year 2012

        On December 28, 2012, Dr. Gary Jacob, Chief Executive Officer and President entered into a new employment agreement with us. This agreement is substantially similar to the previous employment agreement that was entered into on May 2, 2011, except, among other things, the base salary for Dr. Jacob is $425,000 and the term of this agreement begins on January 1, 2013 and ends on December 31, 2016.

        Dr. Jacob is eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria. Dr. Jacob is also eligible to receive a realization bonus in the event that we enter into an out-license agreement for our technology or enter into a joint venture in which we contribute such rights to the joint venture where the enterprise value equals or exceeds a minimum of $250 million during the term of the agreement or the license fees we contract to receive equals or exceeds $50 million. The realization bonus will be equal to the enterprise value in the case of a joint venture or the sum of the license fees actually received in the case of an out license, multiplied by 0.5%. In addition, in the event we engage in a merger transaction or a sale of substantially all of our assets where (i) our enterprise value at the time of the merger or sale equals or exceed $400 million and our stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger or (ii) our enterprise value at the time of the merger or sale or 12 months after the merger or sale equals or exceed $250 million and our stockholders prior to consummation of the merger or sale beneficially own 20% or more of the stock of the surviving entity after consummation of the merge, Dr. Jacob shall receive a bonus in an amount determined by multiplying the enterprise value by 2.5%.

        The Compensation Committee believes that Dr. Jacob's employment agreement incentivizes Dr. Jacob to the maximum extent possible to obtain the highest price possible for shareholders in the event of a sale or merger of our company.

2012 Bonus

        On December 10, 2012, the Compensation Committee approved a bonus of $187,500 for each of Dr. Jacob and Mr. Cerrone, each of which was 50% of such individual's base compensation and consulting fee, respectively, for 2012. The Compensation Committee reviewed the following factors in determining the amount of the bonus awarded to each individual.

  •
  Clinical development progress

  •
  Financing of the company

  •
  Recruiting of executives and clinical staff

        Dr. Jacob's employment agreement and Mr. Cerrone's consulting agreement allows for an annual bonus equal to 50% of their base compensation and consulting fee, respectively. The Compensation

Committee believed that each of Dr. Jacob and Mr. Cerrone did an outstanding job during 2012 in a challenging environment with limited resources.

        In making its determination as to whether Dr. Jacob and Mr. Cerrone achieved their performance objectives for awarding 2012 bonus , the Compensation Committee looked at the above-mentioned performance objectives in totality and what the achievement of those performance objectives meant to us and our business. The Compensation Committee did not assign actual levels of achievement to each objective.

2013 Bonus Criteria

        As of August 30, 2013, the Compensation Committee had not yet determined the performance criteria for Dr. Jacob's and Mr. Cerrone's 2013 bonus.

Compensation Risk Management

        We have considered the risk associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on us.

Summary Compensation Table

        The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer, Principal Financial Officer and two other highest paid executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "named executive officers") for fiscal year 2012.

Name & Principal Position	Year	Salary	Bonus		Options granted(1)		Total
Gabriele M. Cerrone(2)	2012	$375,000	$187,500		$2,132,897		$2,695,397
Chairman	2011	287,139	340,648		1,244,126		1,871,913
	2010	280,250	1,397,762	(3)	11,712,727	(4)	13,390,739
Gary S. Jacob	2012	375,000	187,500		2,132,897		2,695,397
President, Chief Executive	2011	324,450	346,421		1,244,126		1,914,997
Officer and Director	2010	285,000	189,000		11,712,727	(4)	12,186,727
Kunwar Shailubhai	2012	250,000	67,500		217,342		534,842
Chief Scientific Officer	2011	236,907	168,556		622,063		1,027,526
	2010	220,000	—		2,364,795	(4)	2,584,795
Bernard Denoyer	2012	200,850	45,170		570,422		816,443
Senior Vice President, Finance	2011	180,675	54,508		—		235,183
and Principal Financial Officer	2010	176,000	—		315,306	(4)	491,306

(1)
Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718, using the Black-Scholes valuation model.

(2)
Mr. Cerrone is a party to a consulting agreement with us and was paid a consulting fee for all periods presented.

(3)
$1,211,912 of such amount represents an accrued realization bonus. Mr. Cerrone agreed with us to defer payment of his bonus until the earlier of (i) March 31, 2012, (ii) the completion of a financing transaction yielding gross proceeds of $30 million on a cumulative basis subsequent to October 6, 2010 or (iii) the tenth business day after termination of the consulting agreement without cause or good reason (including a termination following a "change of control" transaction as that term is defined in his consulting agreement). In consideration of Mr. Cerrone agreeing to permit us to defer payment of his bonus we agreed to indemnify him from any liability for taxes or penalties that he may incur pursuant to Section 409A of the Internal Revenue Code and comparable state income tax laws. This bonus was paid in full during the year ended December 31, 2011

(4)
Options underlying these amounts vest and are exercisable at $1.40 per share upon a change of control

Grants of Plan-Based Awards

        The following table sets forth information regarding stock option awards to our named executive officers under our stock option plans during the fiscal year ended December 31, 2012:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value ($)(1)
Gabriele M. Cerrone	8/7/2012	223,181	$3.95	$485,067
Gabriele M. Cerrone	12/11/2012	600,000	5.00	1,647,830
Gary S. Jacob	8/7/2012	223,181	3.95	485,067
Gary S. Jacob	12/11/2012	600,000	5.00	1,647,830
Bernard Denoyer	1/26/2012	125,000	3.40	244,409
Bernard Denoyer	8/7/2012	150,000	3.95	326,013
Kunwar Shailubhai	8/7/2012	100,000	3.95	217,342

(1)
Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718, using the Black-Scholes valuation model.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and un-exercisable stock options and restricted stock, as well as the exercise prices and expiration dates thereof, as of December 31, 2012.

Name	Number of Securities Underlying Unexercised Options (#) exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable		Option Exercise Price	Option Expiration Dates	Number of Shares or Units of Restricted Stock That Have Vested (4)
Gabriele M. Cerrone	662,531	2,123,181	(1)	$0.50-$5.00	July 3, 2018-December 11, 2022	187,470
Gary S. Jacob	674,961	2,123,181	(1)	$0.50-$5.00	July 3, 2018-December 11, 2022	187,470
Kunwar Shailubhai	537,526	450,000	(2)	$0.50-$3.95	July 3, 2018-August 7, 2022	62,441
Bernard F. Denoyer	75,017	295,000	(3)	$0.50-$3.95	July 3, 2018-August 7, 2022	—

(1)
The un-exercisable options of 400,000 vest 50% each on December 29, 2013 and 2014 , 900,000 options vest upon change of control, 223,181 options vest one third each on August 7, 2013, 2014, and 2015, and 600,000 options vest one third on December 11, 2013, 2014, and 2015.

(2)
The un-exercisable options of 200,000 vest 50% each on December 29, 2013and 2014,150,000 options vest upon change of control, and100,000 options vest one third on August 7, 2013, 2014, and 2015.

(3)
The un-exercisable options of 20,000 vest upon change of control, 125,000 options vest one third on January 26, 2013, 2014, and 2015, and 150,000 options vest on August 7, 2013, 2014, and 2015.

(4)
The restricted stock awards vested fully on July 3, 2010.

Employment Agreements and Change in Control Agreements

  Gary S. Jacob, Ph.D.

        On December 28, 2012, Dr. Gary Jacob, Chief Executive Officer and President entered into a new employment agreement with us. This agreement is substantially similar to the previous employment agreement that was entered into on May 2, 2011, except, among other things, the base salary for Dr. Jacob is $425,000 and the term of this agreement begins on January 1, 2013 and ends on December 31, 2016.

        Dr. Jacob is eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria. Dr. Jacob is also eligible to receive a realization bonus in the event that we enter into an out-license agreement for our technology or enter into a joint venture in which we contribute such rights to the joint venture where the enterprise value equals or exceeds a minimum of $250 million in the term of the agreement or the license fees we contract to receive equals or exceeds $50 million. The realization bonus will be equal to the enterprise value in the case of a joint venture or the sum of the license fees actually received in the case of an out license, multiplied by 0.5%. In addition, in the event we engage in a merger transaction or a sale of substantially all of our assets where (i) our enterprise value at the time of the merger or sale equals or exceed $400 million and our stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger or (ii) our enterprise value at the time of the merger or sale or 12 months after the merger or sale equals or exceed $250 million and our stockholders prior to consummation of the merger or sale beneficially own 20% or more of the stock of the surviving entity after consummation of the merge, Dr. Jacob shall receive a bonus in an amount determined by multiplying the enterprise value by 2.5%.

        If the employment agreement is terminated by us other than for cause or as a result of Dr. Jacob's death or permanent disability or if Dr. Jacob terminates his employment for good reason which includes a change of control, Dr. Jacob shall receive (i) a severance payment equal average monthly base salary paid or accrued during the three full calendar months preceding the termination, (ii) expense compensation in an amount equal to twelve times the sum of his average base salary during the three full months preceding the termination, (iii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the later of the longest period permitted by our stock option plans or ten years following the termination date, (iv) payment in respect of compensation earned but not yet paid and (v) payment of the cost of medical insurance for a period of twelve months following termination. In the event Dr. Jacob's employment was terminated upon a change of control as of December 31, 2012, he would have been entitled to receive a lump sum payment of $2,598,000, less applicable withholding.

  Gabriele M. Cerrone

        On December 28, 2012, Gabriele Cerrone entered into a new consulting agreement with us. This agreement is substantially similar to the previous consulting agreement that was entered on May 2, 2011, except, among other things, the base consulting fee for Mr. Cerrone is $425,000 and the term of this agreement begins on January 1, 2013 and ends on December 31, 2016.

        Pursuant to the agreement, Mr. Cerrone is eligible to receive a cash bonus of up to 50% of his base consulting fee per year based on meeting certain performance objectives and bonus criteria. Mr. Cerrone is also eligible to receive a realization bonus in the event that we enter into an out-license agreement for our technology or enter into a joint venture in which we contribute such rights to the joint venture where the enterprise value equals or exceeds a minimum of $250 million during the term of the agreement or the license fees we contract to receive equals or exceeds $50 million. The realization bonus will be equal to the enterprise value in the case of a joint venture or financing or the sum of the license fees actually received multiplied by 0.5%. In addition, in the event we engage in a merger transaction or a sale of substantially all of our assets where (i) our enterprise value at the time of the merger or sale equals or exceed $400 million and our stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger or (ii) our enterprise value at the time of the merger or sale or 12 months after the merger or sale equals or exceed $250 million and our stockholders prior to consummation of the merger or sale beneficially own 20% or more of the stock of the surviving entity after consummation of the merge, Mr. Cerrone shall receive a bonus in an amount determined by multiplying the enterprise value by 2.5%.

        On October 6, 2010 we achieved the $20 million threshold required for Mr. Cerrone's realization bonus to be accrued on the cumulative gross proceeds of financing transactions since August 1, 2008. This bonus totaled $1,211,912, was deemed compensatory in nature and charged to expense during the year ended December 31, 2010. Mr. Cerrone agreed with us to defer payment of his bonus until the earlier of (i) March 31, 2012, (ii) the completion of a financing transaction yielding gross proceeds of $30 million on a cumulative basis subsequent to October 6, 2010 or (iii) the tenth business day after termination of the consulting agreement without cause or good reason (including a termination following a "change of control" transaction as that term is defined in his consulting agreement). In consideration of Mr. Cerrone agreeing to permit us to defer payment of his bonus we agreed to indemnify him from any liability for taxes or penalties that he may incur pursuant to Section 409A of the Internal Revenue Code and comparable state income tax laws. This bonus was paid in full during the twelve months ended December 31, 2011, which payment does not terminate our indemnification liability.

        If the consulting agreement is terminated by us other than for cause or as a result of Mr. Cerrone's death or permanent disability or if Mr. Cerrone terminates the agreement for good reason which includes a change of control, Mr. Cerrone shall receive (i) a severance payment equal to the higher of the aggregate amount of his base consulting fee for the then remaining term of the agreement or twelve times the average monthly base consulting fee paid or accrued during the three full calendar months preceding the termination, (ii) expense compensation in an amount equal to twelve times the sum of his average base consulting fee during the three full months preceding the termination, (iii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the later of the longest period permitted by our stock option plans or ten years following the termination date, (iv) payment in respect of consulting fee and bonus earned but not yet paid and (v) payment of the cost of medical insurance for a period of twelve months following termination. In the event Mr. Cerrone's employment was terminated upon a change of control as of December 31, 2012, he would have been entitled to receive a lump sum payment of $2,590,000 less applicable withholding.

  Bernard F. Denoyer

        On January 20, 2011, Bernard F. Denoyer entered into an executive employment agreement with us in which he agreed to serve as Senior Vice President, Finance. The term of the agreement was effective as of January 20, 2011, continues until January 20, 2012 and is automatically renewed for successive one year periods at the end of each term. Mr. Denoyer's base salary is currently $200,850 as of December 31, 2012 and $215,000 effective January 1, 2013. He is eligible to receive a cash bonus of up to 25% of his base salary per year at the discretion of the Compensation Committee of the Board of Directors. If the employment agreement is terminated by Synergy other than for cause or as a result of Mr. Denoyer's death or permanent disability or if Mr. Denoyer terminates his employment for good reason which includes a change of control, Mr. Denoyer shall receive (i) a severance payment equal to the higher of the aggregate amount of his base salary for the then remaining term of the agreement or twelve times the average monthly base salary paid or accrued during the three full calendar months preceding the termination, (ii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the later of the longest period permitted by our stock option plans or ten years following the termination date, (iii) payment in respect of compensation earned but not yet paid and (iv) payment of the cost of medical insurance for a period of twelve months following termination. In the event Mr. Denoyer's employment was terminated upon a change of control as of December 31, 2012, he would have been entitled to receive a lump sum payment of $313,146, less applicable withholding

  Kunwar Shailubhai

        On June 25, 2012, Kunwar Shailubhai entered into an amended and restated employment agreement with us, which amended his previous agreement dated April 6, 2004. In his new agreement, Mr. Shailubhai agreed to serve as Chief Scientific Officer and Executive Vice President. The term of the agreement continues until June 25, 2014 and is automatically renewed for successive one year periods at the end of each term. Mr. Shailubhai's base salary is currently $250,000 as of December 31, 2012 and $270,000 effective January 1, 2013. He is eligible to receive a cash bonus of up to 30% of his base salary per year at the discretion of the Compensation Committee of the Board of Directors. If the employment agreement is terminated by Synergy other than for cause or as a result of Mr. Shailubhai's death or permanent disability or if Mr. Shailubhai terminates his employment for good reason which includes a change of control, Mr. Shailubhai shall receive (i) a severance payment equal to the higher of the aggregate amount of his base salary for the then remaining term of the agreement or twelve times the average monthly base salary paid or accrued during the three full calendar months preceding the termination, (ii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the later of the longest period permitted by our stock option plans or ten years following the termination date, (iii) payment in respect of compensation earned but not yet paid and (iv) payment of the cost of medical insurance for a period of twelve months following termination. In the event Mr. Shailubhai's employment was terminated upon a change of control as of December 31, 2012, he would have been entitled to receive a lump sum payment of approximately $558,500, less applicable withholdings.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of August 30, 2013 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) our named executive officers, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, NY 10170.

Name of Beneficial Owner	Number of Shares		Percentage(1)
Executive officers and directors:
Gabriele M. Cerrone	2,322,977	(2)	2.5
Gary S. Jacob, Ph.D.	1,363,625	(3)	1.5
Kunwar Shailubhai, Ph.D.	725,635	(4)	1.0
Bernard Denoyer	237,081	(5)	*
John Brancaccio	217,216	(6)	*
Chris McGuigan	137,121	(7)	*
Thomas Adams	129,221	(8)	*
Melvin K. Spigelman, M.D.	196,874	(9)	*
Alan F. Joslyn	64,8344	(10)	*
All Officers and Directors as a Group (9 persons)	5,394.584	(11)	5.7
5% or greater holders:
R. Merrill Hunter	7,831,057	(12)	8.6

*
less than 1%

(1)
Based on 90,182,090 shares outstanding on August 30, 2013.

(2)
Consists of 187,470 shares of common stock held by Mr. Cerrone, 933,017 shares of common stock issuable upon exercise of stock options held by Mr. Cerrone, 906,873 shares of common stock held by Panetta Partners, Ltd and 295,617 shares of common stock issuable upon exercise of warrants held by Panetta Partners, Ltd. Mr. Cerrone is the sole managing partner of Panetta Partners, Ltd. and in such capacity exercises voting and dispositive control over securities owned by Panetta Partners, Ltd. despite him having only a small pecuniary interest in such securities.

(3)
Consists of 334,034 shares of common stock, 50,413 shares of common stock issuable upon exercise of warrants and 979,178 shares of common stock issuable upon exercise of stock options.

(4)
Consists of 88,017 shares of common stock, 12,788 shares of common stock issuable upon exercise of warrants and 624,830 shares of common stock issuable upon exercise of stock options.

(5)
Consists of 10,452 shares of common stock, 1,476 shares of common stock issuable upon exercise of warrants and 225,153 shares of common stock issuable upon exercise of stock options.

(6)
Includes 196,772 shares of common stock issuable upon exercise of stock options.

(7)
Consists of shares of common stock issuable upon exercise of stock options.

(8)
Consists of shares of common stock issuable upon exercise of stock options.

(9)
Consists of shares of common stock issuable upon exercise of stock options.

(10)
Consists of shares of common stock issuable upon exercise of stock options.

(11)
Includes 3,487,000 shares of common stock issuable upon exercise of stock options and 360,294 shares of common stock issuable upon exercise of warrants.

(12)
Includes 462,500 shares of common stock issuable upon exercise of warrants.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and investment power with respect to securities. Beneficial ownership determined in this manner may not constitute ownership of such securities for other purposes or indicate that such person has an economic interest in such securities.

Compliance With Section 16(A) of the Exchange Act

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        Based on a review of the copies of such forms received, we believe that during 2012, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Synergy—Callisto Merger

        On July 20, 2012, we entered into an Agreement and Plan of Merger (the "Merger Agreement") with Callisto Pharmaceuticals, Inc., or Callisto, as amended on October 15, 2012. At the time, Callisto was our largest stockholder and a development stage biopharmaceutical company.

        On January 17, 2013, we completed our acquisition of Callisto, pursuant to the Merger Agreement, as amended. As a result of the merger, each outstanding share of Callisto common stock was converted into the right to receive 0.1799 of one share of our common stock and the 22,295,000 shares of our common stock held by Callisto were canceled. In addition, each stock option exercisable for shares of Callisto common stock that was outstanding on January 17, 2013 was assumed by us and converted into a stock option to purchase the number of shares of our common stock that the holder would have received if such holder had exercised such stock option for shares of Callisto common stock prior to the merger and exchanged such shares for shares of our common stock in accordance with the Exchange Ratio. In addition, each Callisto stock option exercisable for shares of our common stock outstanding on the January 17, 2013 was assumed by us and each outstanding warrant or obligation to issue a warrant to purchase shares of Callisto common stock, whether or not vested, was cancelled.

        In connection with the consummation of the merger, we issued a total of approximately 28,605,354 shares of our common stock to former Callisto stockholders in exchange for their shares of Callisto common stock. Each share of our common stock received in connection with the merger is subject to a lock-up beginning on January 17, 2013 and ending on the earlier of (i) twenty-four (24) months after such date, (ii) a Change in Control (as defined in the merger agreement), or (iii) our written consent, at our sole discretion, provided our consent shall apply to all shares issued pursuant to the merger.

        Upon consummation of the merger, the related party balance due from Callisto, $3,305,636 as of December 31, 2012, was eliminated.

  Gabriele M. Cerrone

        On December 28, 2012, Gabriele Cerrone entered into a new consulting agreement with us. This agreement is substantially similar to the previous consulting agreement that was entered on May 2,

2011, except, among other things, the base consulting fee for Mr. Cerrone is $425,000 and the term of this agreement begins on January 1, 2013 and ends on December 31, 2016.

        Pursuant to the agreement, Mr. Cerrone is eligible to receive a cash bonus of up to 50% of his base consulting fee per year based on meeting certain performance objectives and bonus criteria. Mr. Cerrone is also eligible to receive a realization bonus in the event that we enter into an out-license agreement for our technology or enter into a joint venture in which we contribute such rights to the joint venture where the enterprise value equals or exceeds a minimum of $250 million during the term of the agreement or the license fees we contract to receive equals or exceeds $50 million. The realization bonus will be equal to the enterprise value in the case of a joint venture or financing or the sum of the license fees actually received multiplied by 0.5%. In addition, in the event we engage in a merger transaction or a sale of substantially all of our assets where (i) our enterprise value at the time of the merger or sale equals or exceed $400 million and our stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger or (ii) our enterprise value at the time of the merger or sale or 12 months after the merger or sale equals or exceed $250 million and our stockholders prior to consummation of the merger or sale beneficially own 20% or more of the stock of the surviving entity after consummation of the merge, Mr. Cerrone shall receive a bonus in an amount determined by multiplying the enterprise value by 2.5%.

  Conflicts of Interest

        Gabriele Cerrone and his affiliates are subject to certain potential conflicts of interests. His consulting agreement expressly recognizes that he may provide consulting services to others. In addition, from time to time, he or his affiliates may be presented with business opportunities which could be suitable for our business and Mr. Cerrone is not subject to any restrictions with respect to other business activities, except to the extent such activities are in violation of our Code of Conduct and Ethics or violate general confidentiality provisions of his consulting agreement. In instances where there is potential conflict of interest or business opportunity, with respect to any officer or director, including Mr. Cerrone, our Audit Committee has both the authority and responsibility to review such matters and take appropriate actions.

        Any future transactions with officers, directors or 5% stockholders will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors who have access to our counsel or independent legal counsel at our expense.

 PROPOSAL 2

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        Our Board has appointed BDO USA, LLP ("BDO"), to serve as our independent registered public accounting firm for the year ending December 31, 2013. BDO has provided services in connection with the audit of Synergy's financial statements for the years ended December 31, 2008 through December 31, 2012, assistance with Synergy's Annual Report submitted to the SEC on Form 10-K, and consultation on matters relating to accounting and financial reporting.

        The Audit Committee and the board are requesting, as a matter of policy, that stockholders ratify the selection of BDO. The Audit Committee and the board are not required to take any action as a result of the outcome of the vote on this proposal. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Synergy and its stockholders. If the appointment is not ratified, the Board will consider its options.

        A representative of BDO is expected to be present at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The aggregate fees billed to the Company by BDO for the indicated services for each of the last two fiscal years were as follows:

Audit Fees

        The aggregate fees billed and unbilled for the fiscal years ended December 31, 2012 and December 31, 2011 for professional services rendered by our principal accountants for the audits of our annual financial statements, the review of our financial statements included in our quarterly reports on Form 10-Q and consultations and consents relating to registration statements were $335,393 and $307,890, respectively.

Audit-Related Fees

        There were no aggregate fees billed for the fiscal year ended December 31, 2012 and 2011 for assurance and related services rendered by our principal accountants related to the performance of the audit or review of our financial statements.

Tax and Other Fees

        The aggregate fees billed for the fiscal year ended December 31, 2012 and December 31, 2011 for professional services rendered by our principal accountants for tax compliance were $23,921 and $22,650, respectively.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal accountants on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our principal accountants.

Vote Required

        The affirmative vote of the majority of the votes cast at the Annual Meeting is required for the ratification of the appointment of BDO USA, LLP as Synergy's independent registered public accounting firm for the fiscal year ending December 31, 2013.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

 AUDIT COMMITTEE REPORT

        The following Audit Committee Report shall not be deemed to be "soliciting material," "filed" with the SEC, or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

        The Audit Committee is comprised of three independent directors (as defined under Rule 5605(a)(2) of the NASDAQ Stock Market). The Audit Committee operates under a written charter, which is available in print to any stockholder upon request to the Corporate Secretary.

        We have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the fiscal year ended December 31, 2012.

        We have reviewed and discussed with management and BDO USA, LLP, our independent registered public accounting firm, the quality and the acceptability of the Company's financial reporting and internal controls.

        We have discussed with BDO USA, LLP, the overall scope and plans for their audit as well as the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        We have discussed with management and BDO USA, LLP, such other matters as required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (the "PCAOB") in Rule 3200T, and other auditing standards generally accepted in the United States, the corporate governance standards of the NASDAQ Stock Market and the Audit Committee's Charter.

        We have received and reviewed the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding BDO USA, LLP's communications with the Audit Committee concerning independence, and have discussed with BDO USA, LLP, their independence from management and the Company.

        Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

John P. Brancaccio, Chairman Christopher McGuigan Melvin K. Spigelman

 OTHER MATTERS

        Synergy has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

        If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, Synergy will cancel your previously submitted proxy.

FUTURE STOCKHOLDER PROPOSALS

        A stockholder who would like to have a proposal considered for inclusion in our 2014 Proxy Statement must submit the proposal so that it is received by us no later than August 1, 2014. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Secretary, 420 Lexington Avenue, Suite 2012, New York, New York 10170.

        If a stockholder does not submit a proposal for inclusion in our 2014 Proxy Statement, but instead wishes to present it directly at the 2014 Annual Meeting of Stockholders, our By-laws require that the stockholder notify us in writing on or before August 1, 2014 , but no earlier than July 2, 2014, for the proposal to be included in our proxy material relating to that meeting. Proposals received after July 2, 2014 will not be voted on at the 2014 Annual Meeting. In addition, such proposal must also include a brief description of the business to be brought before the 2014 Annual Meeting, the stockholder's name and record address, the number of shares of our common stock that are owned beneficially or of record by such stockholder, a description of any arrangements or understandings between the stockholder and any other person in connection with such proposal and any material interest of such stockholder in such proposal, and a representation that the stockholder intends to appear in person or by proxy at the 2014 Annual Meeting. If the stockholder wishes to nominate one or more persons for election as a director, such stockholder's notice must comply with additional provisions as set forth in our By-laws, including certain information with respect to the persons nominated for election as directors and any information relating to the stockholder that would be required to be disclosed in a Proxy Statement filing. Any such proposals should be directed to the Secretary, 420 Lexington Avenue, Suite 2012, New York, New York 10170.

DELIVERY OF PROXY MATERIALS

        Our annual report on Form 10-K for the fiscal year ended December 31, 2012, including audited financial statements, accompanies this Proxy Statement. Copies of any exhibits thereto are available from the Company without charge upon written request of a stockholder. Copies of these materials are also available online through the Securities and Exchange Commission at www.sec.gov. The Company may satisfy SEC rules regarding delivery of proxy materials, including the proxy statement, annual report and Notice, by delivering a single Notice and, if applicable, a single set of proxy materials to an address shared by two or more Company stockholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only one Notice and, if applicable, a single set of proxy materials to multiple stockholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another stockholder and have received multiple copies of our Notice and/or other proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the Notice and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the Notice and, if applicable, other proxy materials, as requested, to a stockholder at a shared address to which a single copy of the Notice and/or other proxy materials was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a Notice and, if applicable, other proxy materials either now or in the future, please contact the Company's Investor Relations department at 420 Lexington Avenue, Suite 2012, New York, New York 10170 or by telephone at (212) 297-0020. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of a Notice and, if applicable, other proxy materials either now or in the future, please contact your brokerage firm or bank.

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY

SYNERGY PHARMACEUTICALS INC. PROXY FOR ANNUAL MEETING TO BE HELD ON SEPTEMBER 30, 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints, Gary S. Jacob and Bernard F. Denoyer, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of Synergy Pharmaceuticals Inc. (the "Company"), which the undersigned would be entitled to vote, at the Company's Annual Meeting of Stockholders to be held on September 30, 2013 and at any adjournments thereof, subject to the directions indicated on this Proxy Card. In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSAL LISTED BELOW. IMPORTANT--This Proxy must be signed and dated below. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on September 30, 2013 at 10:00 a.m. local time at the offices of Synergy Pharmaceuticals Inc. located at 420 Lexington Avenue, Suite 2012, New York, New York 10170. The proxy statement and 2012 annual report on Form 10-K are available at www.pstvote.com/ synergyagm2013. THIS IS YOUR PROXY YOUR VOTE IS IMPORTANT! Dear Stockholder: We cordially invite you to attend the Annual Meeting of Stockholders of Synergy Pharmaceuticals Inc. to be held at the offices of the Company located at 420 Lexington Avenue, Suite 2012, New York, New York 10170, on Monday, September 30, 2013, beginning at 10:00 a.m. local time. Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED AND FOR PROPOSAL 2 1. Election of Directors Nominees 01. Gary S. Jacob 02. Melvin K. Spigelman 03. John P. Brancaccio 04. Thomas H. Adams 05. Christopher McGuigan 06. Alan F. Joslyn . FOR . WITHHOLD . FOR ALL EXCEPT as noted below (INSTRUCTION: To withhold authority to vote for one, two or more individual nominees, write their name(s) or number(s) on the line provided.) 2. Proposal to ratify BDO USA, LLP as Synergy's independent registered public accountants for the fiscal year ending December 31, 2013. . FOR . AGAINST . ABSTAIN Dated:        , 201    Signature Name (printed)  Title Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Voting Instructions You may vote your proxy in the following ways: Via Internet: Login to www.pstvote.com/synergyagm2013 . Enter your control number (12 digit number located below) Via Mail: Philadelphia Stock Transfer, Inc. 2320 Haverford Rd., Suite 230 Ardmore, PA 19003 CONTROL NUMBER You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on September 29, 2013. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.

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Synergy Pharmaceuticals Inc . 420 Lexington Avenue, Suite 2012 New York, New York 10170 (212) 297-0020
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF SYNERGY PHARMACEUTICALS INC. TO BE HELD ON MONDAY, SEPTEMBER 30, 2013
If You Plan to Attend
Synergy Pharmaceuticals Inc . 420 Lexington Avenue, Suite 2012 New York, New York 10170 (212) 297-0020
PROXY STATEMENT General Information
ABOUT THE MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2 RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
OTHER MATTERS
FUTURE STOCKHOLDER PROPOSALS
DELIVERY OF PROXY MATERIALS